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                                                                EXHIBIT 99.24(A)

                               POWER OF ATTORNEY

    Each person whose signature appears below hereby constitutes and appoints Helge K. Lee, Peter R. Guarino and David J. Thelander, and each of them, with full power to act without the other, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities (until revoked in writing) to sign any and all Post-Effective Amendments to the Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

                           G.T. GLOBAL GROWTH SERIES

 /s/ DAVID A. MINELLA                  Trustee, Chairman of the Board and
-------------------------------------   President                             June 20, 1995
 David A. Minella

 /s/ C. DEREK ANDERSON
-------------------------------------  Trustee                                June 20, 1995
 C. Derek Anderson

 /s/ FRANK S. BAYLEY
-------------------------------------  Trustee                                June 20, 1995
 Frank S. Bayley

 /s/ ARTHUR C. PATTERSON
-------------------------------------  Trustee                                June 20, 1995
 Arthur C. Patterson

 /s/ RUTH H. QUIGLEY
-------------------------------------  Trustee                                June 20, 1995
 Ruth H. Quigley